TERRAFORM POWER Q3 2017 Supplemental Three and Nine Months Ended September 30, 2017 Information

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of cash available for distribution (CAFD), dividend growth, cost savings initiatives, earnings, adjusted EBITDA, revenues, income, loss, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to the transition to Brookfield sponsorship; risks related to the SunEdison bankruptcy, including our transition away from reliance on SunEdison for certain services including critical systems and information technology infrastructure; risks related to wind conditions at our wind assets or to weather conditions at our solar assets; risks related to potential events of default at our project financings; risks related to delays in our filing of periodic reports with the SEC; risks related to the effectiveness of our internal controls over financial reporting; pending and future litigation; our ability to successfully identify, evaluate, and consummate acquisitions; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; cash trapped at the project level, including the risk that such project-level cash may not be released up to the Company in a timely manner; risks related to the proposed relocation of the Company’s headquarters; our ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends that we may pay in the future will be subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control. TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Exhibit 99.2

Q3 2017 HIGHLIGHTS

TerraForm Power

1,378 GWh
Generation

$25 million
CAFD

~$720 million
Corporate Liquidity

Key Performance Metrics

(MILLIONS, EXCEPT AS NOTED)	Three months ended Sep 30 2017	2016	Nine months ended Sep 30 2017	2016
Total generation (GWh)[1]	**1,378**	1,582	**5,315**	5,504
Net income (loss)	**$ (35)**	$ (28)	**$ (92)**	$ (106)
Adjusted EBITDA[2]	**109**	119	**344**	369
CAFD[2]	**25**	34	**92**	145
Earnings (loss) per share[2]	**$ (0.31)**	$ (0.29)	**$ (0.62)**	$ (0.53)
CAFD per share[2][3]	**$ 0.18**	$ 0.24	**$ 0.65**	$ 1.04

(1) Adjusted for sale of our UK solar and Residential portfolios.
(2) Non-GAAP measures. See "Calculation and Use of Non-GAAP Measures" and "Reconciliation of Non-GAAP Measures" sections. Adjusted for sale of our UK solar and Residential portfolios.
(3) Loss per share calculated on weighted average basic and diluted Class A shares outstanding. CAFD per share additionally includes Class B shares and unvested Class A shares. For the three and nine months ended September 30, 2017, weighted average basic and diluted Class A shares outstanding totaled 92.4 million and 92.2 million, respectively (2016: 90.9 million and 89.1 million, respectively). Class B shares totaled 48.2 million in each respective period.

Key Balance Sheet Metrics

(IN $ MILLIONS)	Sep 30 2017	Dec 31 2016
Corporate liquidity[1]	721	512
Total long-term debt	3,632	4,004
Total capitalization[2]	6,481	6,902

(1) September 30, 2017 liquidity is pro forma for the transaction. See "Liquidity" slide.
(2) Total capitalization is comprised of total stockholders' equity, redeemable non-controlling interests, and Total long-term debt.

Quarter Highlights

- Our portfolio performed slightly below expectation, delivering adjusted EBITDA and CAFD of $109 million and $25 million
- Represents a $10 million and $9 million decrease, respectively, from prior year
  - Decrease largely due to weaker than average wind resource, which was ~20% below average
  - Solar resource was ~5% below average levels
- Total generation for the quarter of 1,378 GWh was down 13% from 1,582 GWh in the prior year
- Good fleet availability (96%) with room for further improvement as we complete transition to stand alone operations
- Net loss increased $7 million due primarily to the above noted impacts on adjusted EBITDA
- Robust liquidity with over $700 million of corporate liquidity available to fund growth

3

4 Our Business TerraForm Power’s mission is to own and operate high quality solar and wind generation assets in North America and Western Europe Performance Targets and Key Measures • Our objective is to deliver an attractive risk adjusted return in the range of 12% per annum to our shareholders • Expect to generate total return from an attractive dividend backed by stable cashflow from our assets and target 5-8% annual dividend per share increase that is sustainable over the long term • We target a dividend payout of 80-85% of CAFD • Over the next five years, growth will be driven by costs savings and organic investments • Opportunistic, value-oriented acquisitions will provide upside to our business plan • Growth in CAFD per unit is a key performance metric as it is a proxy for our ability to increase distributions

5 Our Operations Owner and operator of a 2,606 MW diversified portfolio of high-quality solar and wind assets, primarily in the US, underpinned by long-term contracts Solar Wind Total US 894 MW 1,453 MW 2,347 MW International 181 MW 78 MW 259 MW Total 1,075 MW 1,531 MW 2,606 MW Solar 61% Wind 39% 2.6 GW Fleet Large Scale Portfolio Diversified by Technology1 20+ years 21% 15-20 years 36% 10-15 years 30% <10 years 13% Average ~15 Years Remaining Long-Term Offtake Contracts1 1. Weighted on 2016 project CAFD.

6 Selected Income Statement and Balance Sheet Information The following tables presented selected income statement and balance sheet information by operating segment: Income Statement Balance Sheet 2,927 3,596 3,535 3,609 409 501 $ 6,871 $ 7,706 1,204 1,585 1,243 1,379 1,575 1,844 $ 4,022 $ 4,808 1,723 2,011 2,292 2,230 (1,166) (1,343) $ 2,849 $ 2,898 Total Assets Solar Wind Corporate Total Total Liabilities Solar Wind As of (M ILLIONS) Sep 30, 2017 Dec 31 2016 Solar Wind Corporate Total Corporate Total Total Equity and NCI 2017 2016 2017 2016 46 53 125 76 (37) (22) (44) (20) (44) (58) (173) (162) $ (35) $ (28) $ (92) $ (106) 88 93 215 222 26 32 151 161 (5) (6) (22) (14) $ 109 $ 119 $ 344 $ 369 69 79 149 170 (4) - 53 63 (40) (45) (110) (88) $ 25 $ 34 $ 92 $ 145Total Total CAFD Solar Wind Corporate Total Adjusted EBITDA Solar Wind Corporate (MILLIONS, UNLESS NOTED) Net income (loss) Solar Wind Corporate Three months ended Nine months ended Sep 30 Sep 30

7 Operating Segments

8 Solar The following table presents selected key performance metrics for our Solar segment: Overview • 1,075 MW of capacity • 515 Sites in diverse geographies • Average remaining PPA life of 17 years • Average offtaker credit rating of Aa3 • Diverse mix of high quality modules Contracted cash flows • Utility scale – generation contracted by investment grade counterparties (such as state utilities) • Distributed generation – generation contracted by investment grade public offtakers (municipalities, universities, schools, hospitals), commercial and industrial offtakers or utilities 2017 2016 2017 2016 524 548 1,425 1,532 $ 46 $ 53 $ 125 $ 76 $ 88 $ 93 $ 215 $ 222 $ 69 $ 79 $ 149 $ 170 (1) Adjusted for sale of our UK solar and Residential portfolios. Three months ended Nine months ended Sep 30 Sep 30 (M ILLIONS, UNLESS NOTED) CAFD Adjusted EBITDA Net income (loss) Generation (GWh) (1)

Exhibit 99.2

Solar (continued)

TerraForm Power

The following table presents our Solar segment's financial results:

(MILLIONS, UNLESS NOTED)	Three months ended Sep 30 2017	Three months ended Sep 30 2016	Nine months ended Sep 30 2017	Nine months ended Sep 30 2016
Adjusted revenue	104	105	256	265
Direct operating costs	(16)	(12)	(41)	(43)
Adjusted EBITDA	$ 88	$ 93	$ 215	$ 222
Cash interest payments	(6)	(4)	(36)	(42)
Principal repayments	(11)	(7)	(27)	(21)
Distributions to NCI	(3)	(3)	(10)	(6)
Sustaining capital expenditures	-	-	-	-
Adjustment for asset sales	-	-	-	10
Other	1	-	7	7
CAFD	$ 69	$ 79	$ 149	$ 170
Adjusted EBITDA	88	93	215	222
Interest expense	(15)	(22)	(54)	(89)
Income taxes	-	-	-	-
Depreciation and amortization	(29)	(31)	(88)	(96)
Other	2	13	52	39
Net income (loss)	$ 46	$ 53	$ 125	$ 76

Quarter Highlights

- Adjusted EBITDA and CAFD were $88 million and $69 million, respectively, versus $93 million and $79 million, respectively, in the prior year
  - Adjusted EBITDA for our utility scale business of $55 million was in line with the prior year, while CAFD of $44 million was down $8 million as a result of higher debt service costs arising from the upfinancing of our Canadian solar assets
  - Adjusted EBITDA and CAFD for our distributed generation business of $33 million and $25 million, respectively, decreased by $5 million and $2 million due to weaker resource and deferral of operating costs impacting the prior year
- Net income of $46 million was $7 million lower than prior year due primarily to the sale of our UK and Residential portfolios

The following table presents our key financial metrics for this operating segment by platform:

(MILLIONS)	Adjusted EBITDA Three months ended Sep 30 2017	Adjusted EBITDA Three months ended Sep 30 2016	Adjusted EBITDA Nine months ended Sep 30 2017	Adjusted EBITDA Nine months ended Sep 30 2016	CAFD Three months ended Sep 30 2017	CAFD Three months ended Sep 30 2016	CAFD Nine months ended Sep 30 2017	CAFD Nine months ended Sep 30 2016	Net Income Three months ended Sep 30 2017	Net Income Three months ended Sep 30 2016	Net Income Nine months ended Sep 30 2017	Net Income Nine months ended Sep 30 2016
Utility Scale	55	55	114	120	44	52	68	117	(7)	27	27	9
Distributed Generation	33	38	101	102	25	27	81	53	53	26	98	67
Total	$ 88	$ 93	$ 215	$ 222	$ 69	$ 79	$ 149	$ 170	$ 46	$ 53	$ 125	$ 76

9

10 Wind Overview • 1,531 MW of capacity • 18 Sites in diverse geographies • Average remaining PPA life of 12 years • Average offtaker credit rating of A1 • Recently constructed assets (average 5 years old) with primarily top tier turbines Contracted cash flows • Substantially all generation is contracted with investment grade counterparties, such as state utilities or financial institutions The following table presents selected key performance metrics for our Wind segment: 2017 2016 2017 2016 854 1,033 3,890 3,971 $ (37) $ (22) $ (44) $ (20) $ 26 $ 32 $ 151 $ 161 $ (4) $ 0 $ 53 $ 63CAFD Three months ended Nine months ended Sep 30 Sep 30 (M ILLIONS, UNLESS NOTED) Generation (GWh) Net income (loss) Adjusted EBITDA

Exhibit 99.2

Wind (continued)

TerraForm POWER

The following table presents our Wind segment's financial results:

(MILLIONS, UNLESS NOTED)	Three months ended Sep 30 2017	Three months ended Sep 30 2016	Nine months ended Sep 30 2017	Nine months ended Sep 30 2016
Adjusted revenue	50	60	223	234
Direct operating costs	(24)	(28)	(72)	(73)
Adjusted EBITDA	$ 26	$ 32	$ 151	$ 161
Cash interest payments	(17)	(18)	(50)	(53)
Principal repayments	(12)	(10)	(37)	(37)
Distributions to NCI	(3)	(7)	(13)	(13)
Sustaining capital expenditures	(1)	(1)	(8)	(6)
Other	3	5	10	11
CAFD	$ (4)	$ -	$ 53	$ 63
Adjusted EBITDA	26	32	151	161
Interest expense	(22)	(21)	(65)	(64)
Income taxes	-	-	-	-
Depreciation and amortization	(42)	(36)	(126)	(111)
Other	1	3	(4)	(6)
Net income (loss)	$ (37)	(22)	$ (44)	$ (20)

Quarter Highlights

- Adjusted EBITDA and CAFD were $26 million and ($4) million, respectively, versus $32 million and nil, respectively, in the prior year
  - Adjusted EBITDA decreased $6 million from prior year, due primarily to lower production, partially offset by lower costs. Though our fleet availability was in-line with expectations, wind resource was ~20% below average
  - Third quarter is the seasonal low period for the year for our wind segment. CAFD was $4 million lower than the prior year due to the above noted impacts to Adjusted EBITDA
- Net loss for the quarter was $37 million, an increase of $15 million compared to the prior year primarily due to lower adjusted EBITDA and higher depreciation related to changes to the useful lives for certain wind asset components

11

12 Corporate The following table presents our Corporate segment’s financial results: Quarter Highlights • Direct operating costs were flat versus the prior year • Interest payments decreased versus the prior year primarily due to lower average revolver borrowings • Net loss of $44 million was roughly in-line with the prior year 2017 2016 2017 2016 (5) (6) (22) (14) $ (5) $ (6) $ (22) $ (14) (35) (37) (87) (82) Other - (2) (1) 8 $ (40) $ (45) $ (110) $ (88) (5) (6) (22) (14) (33) (30) (88) (90) 3 (1) 5 (3) (1) (1) (2) (1) (8) (20) (66) (54) $ (44) $ (58) $ (173) $ (162) Three months ended Nine months ended Sep 30 Sep 30 (MILLIONS, UNLESS NOTED) Direct operating costs Adjusted EBITDA Income taxes Depreciation and amortization Other Net Income Cash interest payments CAFD Adjusted EBITDA Interest expense

Exhibit 99.2

Liquidity

TerraForm Power

We operate with sufficient liquidity to enable us to fund growth initiatives, capital expenditures, distributions, and to withstand sudden adverse changes in economic circumstances or short-term fluctuations in generation.

Principal sources of liquidity are cash flows from operations, our credit facilities, up-financings of subsidiary borrowings and proceeds from the issuance of securities through public markets.

Corporate liquidity and available capital were $721 million and $921 million, respectively as at September 30, 2017, pro forma for the transaction:

(MILLIONS)	Sep 30, 2017 Pro Forma[1]		Sep 30 2017
Unrestricted corporate cash	68	$	388
Project-level distributable cash	30		30
Cash available to corporate	98		418
Credit facilities			
Authorized credit facilities	450		520
Draws on credit facilities	(265)		(277)
Commitments under revolver	(62)		(62)
Undrawn Sponsor Line	500		-
Available portion of credit facilities	623		181
Corporate liquidity	721	$	599
Other project-level unrestricted cash	45		45
Project-level restricted cash	152		152
Project-level credit commitments, unissued	3		3
Available capital	921	$	799

[1] Pro-forma for (i) issuance of $350 million Term Loan B with proceeds used to repay $338 million of the non-recourse portfolio term loan and $12 million of corporate credit facility, (ii) payment of special dividend ($288 million) and (iii) payment of merger related transaction advisory fees ($32 million)

13

Exhibit 99.2

Maturity Profile

TerraForm POWER

We finance our assets primarily with project level debt that generally has long-term maturities that amortize over the contract life, few restrictive covenants and no recourse to either TerraForm Power or other projects.

We have long-dated, staggered debt maturities. With the repayment of our non-recourse portfolio term loan with proceeds from the issuance of the senior secured term loan issued in November, we have no meaningful maturities over the next five years

The following table summarizes our scheduled principal repayments, overall maturity profile and average interest rates associated with our borrowings over the next five years:

(MILLIONS)	Weighted Average Life	Balance of 2017	2018	2019	2020	2021	Thereafter	Total	Weighted Average Interest Rate
Principal Repayments									
Corporate borrowings									
Notes	5.9	$ -	$ -	$ -	$ -	$ -	$ 1,250	$ 1,250	6.4%
Term Loan (1)	4.9	-	4	4	4	4	336	350	4.1%
Revolver (1)	2.3	15	-	-	-	250	-	265	4.0%
Total corporate (1)	5.2	15	4	4	4	254	1,586	1,865	5.6%
Non-recourse debt									
Utility scale	15.6	16	36	38	42	45	728	905	5.7%
Distributed generation	9.0	3	10	18	9	9	50	99	6.8%
Solar	14.9	19	46	56	51	54	778	1,004	5.8%
Wind (1)	9.3	15	50	50	51	51	545	762	5.5%
Total non-recourse (1)	12.5	34	96	106	102	105	1,323	1,766	5.7%
Total borrrowings (1)	9.5	$ 49	$ 100	$ 110	$ 106	$ 359	$ 2,909	$ 3,631	5.8%
		1%	3%	3%	3%	10%	80%		

(1) Pro-forma for issuance of $350 million Term Loan B with proceeds used to repay $338 million of the non-recourse portfolio term loan and $12 million of corporate credit facility.

14

15 Our portfolio has a weighted-average remaining contract duration of ~15 years. Over the next five years, contracts accounting for 8% of our expected generation expire. We are focused on securing long-term contracts to the extent these contracts expire. The majority of our long-term power purchase agreements are with investment-grade counterparties. The composition of our contracted generation under power purchase agreements is comprised of: • Public utilities: 77% • Financial institutions: 23% • Commercial and industrial customers: 5% • Government institutions: 4% The following table sets out our contracted generation over the next five years as a percentage of expected generation. We currently have a contracted profile of approximately 94% of future generation and our goal is to maintain this profile going forward. Contract Profile 2018 2019 2020 2021 Solar 100% 100% 100% 100% 100% 92% 92% 92% 86% 82% 94% 94% 94% 90% 86% 0% 0% 0% 0% 0% 8% 8% 8% 14% 18% 6% 6% 6% 10% 14% Wind Uncontracted Solar Wind FOR THE YEAR ENDED DECEMBER 31 Balance of 2017 Contracted

16 Reconciliation of Non-GAAP Measures

Exhibit 99.2

Reconciliation of Non-GAAP Measures for the Three and Nine Months Ended September 30

TerraForm POWER

	Three Months Ended September 30, 2017				Three Months Ended September 30, 2016				Nine Months Ended September 30, 2017				Nine Months Ended September 30, 2016			
(MILLIONS, EXCEPT AS NOTED)	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total
Revenue	**$107**	**$46**	**$0**	**$153**	**$126**	**$52**	**$0**	**$178**	**$275**	**$200**	**$0**	**$475**	**$314**	**$205**	**$0**	**$519**
Unrealized (gain) loss on commodity contract derivatives, net (a)	-	(4)	-	(4)	-	-	-	-	-	(1)	-	(1)	-	5	-	5
Amortization of favorable and unfavorable rate revenue contracts, net (b)	2	8	-	10	2	8	-	10	6	24	-	29	6	24	-	30
Other non-cash items (c)	(5)	-	-	(5)	(5)	-	-	(5)	(10)	-	-	(10)	(9)	-	-	(9)
Adjustment for asset sales	-	-	-	-	(18)	-	-	(18)	(15)	-	-	(15)	(47)	-	-	(47)
Adjusted revenues	**$104**	**$50**	**$0**	**$155**	**$105**	**$60**	**$0**	**$165**	**$256**	**$223**	**$0**	**$478**	**$265**	**$234**	**$0**	**$499**
Net income (loss)	**$46**	**($37)**	**($44)**	**($35)**	**$53**	**($22)**	**($58)**	**($28)**	**$125**	**($44)**	**($173)**	**($92)**	**$76**	**($20)**	**($162)**	**($106)**
Interest expense, net	15	22	33	70	22	21	30	73	54	65	88	207	89	64	90	243
Income tax (benefit) expense	-	-	(3)	(3)	-	-	1	1	-	-	(5)	(5)	-	-	3	3
Depreciation, accretion and amortization expense (d)	29	42	1	72	31	36	1	68	88	126	2	215	96	111	1	208
Non-operating general and administrative expenses (e)	-	-	13	13	-	-	14	14	-	-	67	67	-	-	41	41
Stock-based compensation expense	-	-	2	2	-	-	1	1	-	-	7	7	-	-	4	4
Gain on sale of U.K. renewable energy facilities	-	-	-	-	-	-	-	-	(37)	-	-	(37)	-	-	-	-
Adjustment for asset sales	-	-	-	-	(13)	-	-	(14)	(10)	-	-	(10)	(35)	-	-	(35)
Other non-cash or non-operating items (f)	(2)	(1)	(7)	(10)	-	(3)	6	3	(5)	4	(7)	(9)	(4)	6	9	10
Adjusted EBITDA	**$88**	**$26**	**($5)**	**$109**	**$93**	**$32**	**($6)**	**$119**	**$215**	**$151**	**($22)**	**$344**	**$222**	**$161**	**($14)**	**$369**

	Three Months Ended September 30, 2017				Three Months Ended September 30, 2016				Nine Months Ended September 30, 2017				Nine Months Ended September 30, 2016			
(MILLIONS, EXCEPT AS NOTED)	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total
Adjusted EBITDA	**$88**	**$26**	**($5)**	**$109**	**$93**	**$32**	**($6)**	**$119**	**$215**	**$151**	**($22)**	**$344**	**$222**	**$161**	**($14)**	**$369**
Interest payments (g)	(6)	(17)	(35)	(58)	(4)	(18)	(37)	(60)	(36)	(50)	(87)	(173)	(42)	(53)	(82)	(177)
Principal payments (h)	(11)	(12)	-	(23)	(7)	(10)	-	(18)	(27)	(37)	-	(65)	(21)	(37)	-	(59)
Cash distributions to non-controlling interests	(3)	(3)	-	(6)	(3)	(7)	-	(10)	(10)	(13)	-	(23)	(6)	(13)	-	(19)
Sustaining capital expenditures	-	(1)	-	(1)	-	(1)	-	(1)	-	(8)	-	(8)	-	(6)	-	(6)
Adjustment for asset sales	-	-	-	-	-	-	-	-	-	-	-	-	10	-	-	10
Other (i)	1	3	-	4	-	5	(2)	4	7	10	(1)	16	7	11	8	28
Cash available for distribution (CAFD)	**$69**	**($4)**	**($40)**	**$25**	**$79**	**$0**	**($45)**	**$34**	**$149**	**$53**	**($110)**	**$92**	**$170**	**$62**	**($88)**	**$145**

a) Represents unrealized loss on commodity contracts associated with energy derivative contracts that are not designated as hedges for accounting purposes whereby the change in fair value is recorded in operating revenues, net. The amounts added back represent changes in the value of the energy derivative related to future operating periods, and are expected to have little or no net economic impact since the change in value is expected to be largely offset by changes in value of the underlying energy sale in the spot or day-ahead market.

b) Represents net amortization of purchase accounting related intangibles arising from past business combinations related to favorable and unfavorable rate revenue contracts.

c) Primarily represents recognized deferred revenue related to the upfront sale of investment tax credits.

d) Includes reductions (increases) within operating revenues due to net amortization of favorable and unfavorable rate revenue contracts as detailed in the reconciliation of Adjusted Revenue.

17

Exhibit 99.2

Reconciliation of Non-GAAP Measures for the Three and Nine Months Ended September 30

e) Pursuant to the management services agreement, SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. In the three and nine months ended September 30, 2016 we accrued $3.4 million and $8.4 million, respectively, of routine G&A services provided or arranged by SunEdison under the Management Services Agreement that were not reimbursed by TerraForm Power and were treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations are treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. These items include extraordinary costs and expenses related primarily to restructuring, legal, advisory and contractor fees associated with the bankruptcy of SunEdison and certain of its affiliates (the "SunEdison bankruptcy") and investment banking, legal, third party diligence and advisory fees associated with the Brookfield transaction, dispositions and financings. The Company's normal general and administrative expenses, paid by Terraform Power, are the amounts shown below and were not added back in the reconciliation of net income (loss) to Adjusted EBITDA:

3Q 2017	3Q 2016	September 2017 YTD	September 2016 YTD
$5.7M	$5.9M	$22.8M	$13.9M

f) Represents other non-cash items as detailed in the reconciliation of Adjusted Revenue and associated footnote and certain other items that we believe are not representative of our core business or future operating performance, including but not limited to: acquisition related costs, impairment charges, loss (gain) on FX, loss on investments and receivables with affiliate, and loss on extinguishment of debt.

g) Represents project-level and other interest payments and interest income attributed to normal operations. The reconciliation from Interest expense, net as shown on the Consolidated Statement of Operations to Interest payments applicable to CAFD is as follows:

$ in millions	3Q 2017	3Q 2016	Sep 2017 YTD	Sep 2016 YTD
Interest expense, net	**($70.2)**	**($72.8)**	**($206.7)**	**($243.1)**
Amortization of deferred financing costs and debt discounts	3.5	4.4	13.5	19.6
Unrealized loss on U.K. interest rate swaps	-	4.6	2.4	34.5
Changes in accrued interest and other non-cash	4.5	5.3	8.2	12.2
Loss on extinguishment of debt	2.5	-	2.5	-
Special interest on corporate bonds related to August 2016 waiver agreements	-	-	7.1	-
Portfolio Term Loan extension fee recorded to unamortized discount, net	(1.8)	-	(4.2)	-
Corporate bond backstop facility fee	3.1	-	3.1	-
Other, net	0.8	(1.3)	1.3	(0.4)
Interest payments	**($57.6)**	**($59.8)**	**($172.8)**	**($177.2)**

h) Represents project-level and other principal debt payments to the extent paid from operating cash. The reconciliation from Principal payments on non-recourse long-term debt as shown on the Consolidated Statement of Cash Flows to Principal payments applicable to CAFD is as follows:

$ in millions	3Q 2017	3Q 2016	Sep 2017 YTD	Sep 2016 YTD
Principal payments on non-recourse long-term debt	**($57.9)**	**($58.7)**	**($199.5)**	**($122.6)**
Blackhawk repayment of construction loan by SunEdison	-	16.7	-	38.1
Midco repayment of loan	-	-	100.0	-
CAP prepayment using EPC settlement proceeds	4.8	-	4.8	-
TerraForm Private Operating II repayment of loan	30.0	24.0	30.0	24.0
Other, net	0.1	0.2	(0.1)	2.0
Principal payments	**($23.0)**	**($17.8)**	**($64.8)**	**($58.5)**

i) Represents other cash flows as determined by management to be representative of normal operations including, but not limited to, wind plant "pay as you go" contributions received from tax equity partners, interconnection upgrade reimbursements, major maintenance reserve releases or (additions), releases or (postings) of collateral held by counterparties of energy market hedges for certain wind plants, and a cash contribution received in 2016 from SunEdison under the Interest Payment Agreement.

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19 Calculation and Use of Non-GAAP Measures Adjusted Revenue, Adjusted EBITDA and CAFD are supplemental non-GAAP measures that should not be viewed as alternatives to GAAP measures of performance, including revenue, net income (loss), operating income or net cash provided by operating activities. Our definitions and calculation of these non-GAAP measures may not necessarily be the same as those used by other companies. These non-GAAP measures have certain limitations, which are described below, and they should not be considered in isolation. We encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted Revenue, Adjusted EBITDA and CAFD. Calculation of Non-GAAP Measures We define adjusted revenue as operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. We define adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash general and administrative costs, interest expense, income tax (benefit) expense, acquisition related expenses, and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. We define “cash available for distribution” or “CAFD” as adjusted EBITDA (i) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (ii) minus annualized scheduled interest and project level amortization payments in accordance with the related borrowing arrangements, (iii) minus average annual sustaining capital expenditures (based on the long-sustaining capital expenditure plans) which are recurring in nature and used to maintain the reliability and efficiency of our power generating assets over our long-term investment horizon, (iv) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations. As compared to the preceding period, we revised our definition of CAFD to (i) exclude adjustments related to deposits into and withdrawals from restricted cash accounts, required by project financing arrangements, (ii) replace sustaining capital expenditures payment made in the year with the average annualized long-term sustaining capital expenditures to maintain reliability and efficiency of our assets, and (iii) annualized debt service payments. We revised our definition as we believe it provides a more meaningful measure for investors to evaluate our financial and operating performance and ability to pay dividends. For items presented on an annualized basis, we will present actual cash payments as a proxy for an annualized number until the period commencing January 1, 2018. Furthermore, to provide investors with the most appropriate measures to assess the financial and operating performance of our existing fleet and the ability to pay dividends in the future, we have excluded results associated with our UK solar and Residential portfolios, which were sold in 2017, from adjusted revenue, EBITDA and CAFD reported for all periods. Use of Non-GAAP Measures We disclose Adjusted Revenue because it presents the component of operating revenue that relates to energy production from our plants, and is, therefore, useful to investors and other stakeholders in evaluating performance of our renewable energy assets and comparing that performance across periods in each case without regard to non-cash revenue items. We disclose Adjusted EBITDA because we believe it is useful to investors and other stakeholders as a measure of financial and operating performance and debt service capabilities. We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods and among us and our peer companies without regard to interest expense, taxes and depreciation and amortization. Adjusted EBITDA has certain limitations, including that it: (i) does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and (iv) does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes adjustments for goodwill impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs and items we believe are infrequent, unusual or non-recurring, including adjustments for general and administrative expenses we have incurred as a result of the SunEdison bankruptcy. We disclose CAFD because we believe cash available for distribution is useful to investors in evaluating our operating performance and because securities analysts and other stakeholders analyze CAFD as a measure of our financial and operating performance and our ability to pay dividends. CAFD is not a measure of liquidity or profitability, nor is it indicative of the funds needed by us to operate our business. CAFD has certain limitations, such as the fact that CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above. The adjustments made to Adjusted EBITDA and CAFD for infrequent, unusual or non-recurring items and items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of Adjusted EBITDA and CAFD should not be construed to infer that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items. In addition, these measures are used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget, as well as evaluating the attractiveness of investments and acquisitions. We believe these Non-GAAP measures are useful as a planning tool because it allows our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we also believe these Non-GAAP measures are also useful for communicating with investors and other stakeholders.

NASDAQ: TERP http://www.terraformpower.com 20